Ex. 17.f

FORM OF PROXY

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PROXY CARD FOR KEELEY FUNDS, INC. (the “Company”)

PROXY SOLICITED BY THE BOARD OF DIRECTORS (the “Board”)

FOR THE MEETING OF SHAREHOLDERS OF

THE KEELEY MID CAP VALUE FUND

TO BE HELD ON JANUARY 20, 2016

The undersigned hereby appoints Robert Kurinsky proxy with full power of substitution, and hereby authorizes him to represent and to vote, as designated on the reverse of this proxy card, at the Meeting of Shareholders on January 20, 2016, at 9:00 a.m., Central Time, and at any adjournment or postponement thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED “FOR” THE PROPOSAL.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full entity name and indicate the signer’s position with the entity.

Signature

Signature

Date

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD

AND RETURN IT IN THE ENCLOSED ENVELOPE.

This proxy is solicited on behalf of the Board. The Board recommends voting “FOR” the proposal.

TO VOTE, MARK A BLOCK BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:

Proposal:	To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Keeley Mid Cap Value Fund to, and the assumption of all of the liabilities of the Keeley Mid Cap Value Fund by, the Keeley Mid Cap Dividend Value Fund in exchange for shares of the Keeley Mid Cap Dividend Value Fund and the distribution of such shares of the Keeley Mid Cap Dividend Value Fund to the shareholders of the Keeley Mid Cap Value Fund in complete liquidation of the Keeley Mid Cap Value Fund.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Important Notice Regarding the Internet Availability of Proxy Materials

for the Meeting of Shareholders to Be Held on January 20, 2016.

The Proxy Statement is available at: www.proxyonline.com/docs/keeley.pdf

THE PROXY IS AUTHORIZED TO VOTE, IN HIS DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.